UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report: November 12, 2015
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modification to Rights of Security Holders.

On November 12, 2015, Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders adopted and approved an amendment to the restated certificate of incorporation, as amended (the “Restated Certificate”), of the Company to eliminate the right of stockholders to cumulate their votes in the election of directors.

In connection with the approval of the Company’s stockholders to amend the Restated Certificate described above, on November 16, 2015, the Company filed a certificate of amendment (the “Certificate of Amendment”) to amend the Restated Certificate with the Secretary of State of the State of Delaware to amend Article Eighth of the Restated Certificate to provide that no holder of shares of the Company’s stock of any class or series of the Company shall be entitled to cumulate votes for the election of directors of the Company. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

As described above, the Annual Meeting was held on November 12, 2015. Of the 284,532,695 shares of our common stock outstanding as the record date of September 18, 2015, 267,597,555 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 94% of the outstanding shares of common stock. At the Annual Meeting, the stockholders of the Company (a) elected each of the seven (7) director nominees proposed by the board of directors of the Company; and (b) approved and ratified proposal nos. 2, 3, 4, 5, and 6 submitted for a stockholder vote at the Annual Meeting and described below.

With respect to each such matter, set forth below are, to the extent applicable, the number of votes cast for or against, the number of votes withheld, the number of abstentions and the number of broker non-votes:

Proposal No. 1 - Election of Directors.

Director Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
B. Kipling Hagopian	238,895,075	3,527,173	25,175,307
Tunç Doluca	240,582,101	1,840,147	25,175,307
James R. Bergman	213,157,741	29,264,507	25,175,307
Joseph R. Bronson	241,037,865	1,384,383	25,175,307
Robert E. Grady	234,366,531	8,055,717	25,175,307
William D. Watkins	241,276,872	1,145,376	25,175,307
A. R. Frank Wazzan	238,470,849	3,951,399	25,175,307

Proposal No. 2 - Ratification of the appointment of Deloitte & Touche LLP as Maxim’s Independent Registered Public Accounting Firm for the fiscal year ending June 25, 2016.

Votes For	Votes Against	Abstain	Broker Non-Votes
266,354,688	929,640	313,227	n/a

Proposal No. 3 - Ratification and approval of an amendment to Maxim’s 2008 Employee Stock Purchase Plan to increase the number of shares of Maxim common stock reserved for issuance thereunder by

2,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
239,175,774	2,417,588	828,886	25,175,307

Proposal No. 4 - Ratification and approval of an amendment to Maxim’s 1996 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 4,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
214,475,115	27,451,814	495,319	25,175,307

Proposal No. 5 - Ratification and approval of an amendment to Maxim’s restated certificate of incorporation to eliminate the ability of stockholders to cumulate their votes in the election of directors.

Votes For	Votes Against	Abstain	Broker Non-Votes
181,161,002	60,911,473	349,773	25,175,307

Proposal No. 6 - Non-binding advisory vote on the compensation of Maxim’s Named Executive Officers.

Votes For	Votes Against	Abstain	Broker Non-Votes
191,874,670	49,192,023	1,355,555	25,175,307

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2015

Maxim Integrated Products, Inc.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company.